CONSENT SOLICITATION
CHARYS HOLDING COMPANY, INC.
Solicitation of Consents to Consent and Amendment to Indenture

CUSIP Nos.
161420AA2 and 161420AB0

This solicitation of Consents begins on the effective date of the Consent Solicitation Statement with respect to the solicitation of Consents to Consent and Amendment to Indenture (the “Statement”) and will terminate, if not sooner terminated, at 5:00 p.m., New York City time, on July 10, 2007, unless extended, with or without notice, until 5:00 p.m., New York City time, on July 24, 2007, unless on or prior to either of such dates (the “Consent Date”) Consents have been received representing a majority in aggregate principal amount of the Notes then outstanding (currently $201,250,000) (the “Requisite Consents”).  However, at any time before the Consent Date, the Company may terminate the solicitation of Consents. Only Holders of record as of June 25, 2007 are entitled to deliver Consents.

June 25, 2007

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

Charys Holding Company, Inc. (the “Company”) is soliciting Consents to the adoption of a proposed amendment to the Indenture and a consent to a refinancing of “Existing Secured Indebtedness” as defined in the Indenture as described in that certain Consent and Amendment to Indenture attached as Attachment A thereto (the “Consent and Amendment”).  The purpose of the solicitation of the Consents is to amend the Indenture to enable the Company to re-allocate the $35,000,000 of “Existing Secured Indebtedness” currently available to its Crochet & Borel subsidiary among the Company’s other subsidiaries in order to implement the reorganization of its business into two distinct business operations, disaster/remediation, and telecommunications and construction activities related thereto.  The ability of the Company to allocate existing lines of credit among its subsidiaries is important to and consistent with the Company’s business plan.  In order to permit the requested ability to allocate “Existing Secured Indebtedness” it is necessary to amend the definition of “Existing Secured Indebtedness” as described in the Consent and Amendment.

In addition, the Company has refinanced its Series D preferred stock in exchange for Subordinated Unsecured Convertible Notes in an aggregate amount of $15,037,278, pursuant to that certain Securities Exchange Agreement dated as of April 30, 2007, by and among the Company and the investors listed on the Schedule of Investors attached thereto, all more fully described in a Form 8-K filed by the Company with the Securities and Exchange Commission on May 24, 2007 (the “Series D Transaction”).  The Series D preferred stock provided for certain payments and other obligations by the Company.  The Company felt it was in its best interests to incorporate all of these obligations into Subordinated Unsecured Convertible Notes and cancel the Series D preferred stock.  The Company desires for the Holders of the Notes to consent to the refinancing and exchange.

All capitalized terms used herein shall have the same meanings ascribed to those terms as defined in the Indenture and the Series D Transaction, unless the context requires otherwise.

The Consent and Amendment will be effected by its delivery on or promptly following the Consent Date.  The Consent and Amendment require the Consent of Holders of a majority in aggregate principal amount of the Notes then outstanding (currently $201,250,000) (the “Requisite Consents”).  If the Consent and Amendment become operative, all Holders will be bound thereby notwithstanding the fact that they did not consent to the Consent and Amendment.

Enclosed herewith for your information and forwarding to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee are copies of the following documents:

1.            The Statement.

2.            The Consent and Letter of Transmittal to deliver Consents.

3.            A form of a letter that may be sent to your clients for whose accounts you hold Notes registered in your name or in the name of your nominee, with space provided for obtaining your clients’ instructions with regard to the solicitation of Consents and delivering any related Consents.

Your prompt action is requested.  We urge you to contact your clients as promptly as possible.  Please note that the solicitation of Consents will expire at 5:00 p.m., New York City time, on July 10, 2007 unless the same is extended.  Only Holders of record as of June 25, 2007 are entitled to deliver Consents.

In order to validly deliver Consents pursuant to the solicitation of Consents, a duly executed and properly completed Consent and Letter of Transmittal (or an original executed facsimile thereof) together with any required signature guarantees must be received by The Bank of New York Trust Company, N.A. (the “Depositary” for the solicitation of Consents) prior to 5:00 p.m., New York City time, on the Consent Date.

The Company will not pay any fees or commissions to any broker or dealer or any other person for delivery of Consents pursuant to the solicitation of Consents, other than as described in the Statement.  The Company will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

Any inquiries you may have with respect to the solicitation of Consents should be addressed to the Information Agent at the address and telephone number set forth in the Statement.  Additional copies of the enclosed materials may be obtained without charge upon request from the Information Agent.

Thank you for your assistance in this matter.

Very truly yours,

CHARYS HOLDING COMPANY, INC.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS BEING THE AGENT OF THE COMPANY OR THE DEPOSITARY, OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFERS AND THE SOLICITATION OF CONSENTS OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS THEREIN.